UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800 Bering Drive, Suite #510
Houston, TX	77057
(Address of Principal Executive Offices)	(Zip Code)

(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 7, 2018, Lilis Energy, Inc. (the “Company”) agreed upon a borrowing base redetermination under the Company’s Second Amended and Restated Senior Secured Revolving Credit Agreement, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, BMO Harris Bank, N.A., as administrative agent, and the lenders party thereto, whereby the Borrowing Base (as defined therein) was increased from $95,000,000 to $108,000,000, resulting in a $13,000,000 increase in revolver capacity. This redetermination will be in effect until the next scheduled redetermination in the second quarter of 2019. The Company may use borrowings to fund capital expenditures, working capital requirements and other general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2018	LILIS ENERGY, INC.

	By:	/s/ Joseph C. Daches
President, Chief Financial Officer and Treasurer

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